SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A
                                 CURRENT REPORT

                                Amendment No. 2

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) May 15, 1998 (March 27, 1998)


                      GLENBOROUGH REALTY TRUST INCORPORATED



             (Exact name of registrant as specified in its charter)




   Maryland                           001-14162                  94-3211970
(state or other                      (Commission               (IRS Employer
jurisdiction of                      File Number)               I.D. Number)
incorporation)




        400 South E1 Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)


       Registrant's Telephone number, including area code: (650) 343-9300

Glenborough Realty Trust Incorporated (the "Company") hereby amends Item 7 of its Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the "Commission") on May 15, 1998, to file the Financial Statements and Exhibits of the Company related to the acquisition of the Eaton and Lauth Portfolio and the BGK Portfolio (each as defined in such Form 8-K).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS

         Report of Independent Public Accountants                              4

         Combined statement of revenues and certain expenses of the
         Eaton and Lauth Portfolio                                             5

         Notes to combined statement of revenues and certain
         expenses of the Eaton and Lauth Portfolio                             6

         Report of Independent Public Accountants                              8

         Combined statement of revenues and certain expenses of the
         BGK Portfolio                                                         9

         Notes to combined statement of revenues and certain expenses
         of the BGK Portfolio                                                 10

(b)      PRO FORMA FINANCIAL STATEMENTS

         Pro forma Consolidated Balance Sheet as of December 31, 1997,
         with accompanying notes and adjustments                              14

         Pro forma Consolidated Statement of Operations for the year ended
         December 31, 1997, with accompanying notes and adjustments           23

(c)      EXHIBIT

         23.1 Consent of Independent Auditors                                 28

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      GLENBOROUGH REALTY TRUST INCORPORATED


                    By: Glenborough Realty Trust Incorporated



Date: May 15, 1998                     /s/ ANDREW BATINOVICH
                                       Andrew Batinovich
                                       President, Chief Operating Officer
                                       (Principal Operating Officer)


Date: May 15, l998                     /s/ TERRI GARNICK
                                       Terri Garnick
                                       Senior Vice President
                                       Chief Accounting Officer, Treasurer
                                       (Principal Accounting Officer)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

We have audited the accompanying combined statement of revenues and certain expenses of the Eaton and Lauth Portfolio, as defined in Note 1, for the year ended December 31, 1997. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this combined financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Eaton and Lauth Portfolio.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Eaton and Lauth Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                  ARTHUR ANDERSEN LLP




San Francisco, California
May 15, 1998

                      GLENBOROUGH REALTY TRUST INCORPORATED


             Combined Statement of Revenues and Certain Expenses of
                          the Eaton and Lauth Portfolio
                      For the Year Ended December 31, 1997
                                 (In Thousands)





REVENUES                                           $            9,362

CERTAIN EXPENSES:
     Operating                                                  2,059
     Real estate taxes                                            975
                                                                3,034

REVENUES IN EXCESS OF CERTAIN
     EXPENSES                                      $            6,328








         The accompanying notes are an integral part of this statement.

                      GLENBOROUGH REALTY TRUST INCORPORATED

         Notes to Combined Statement of Revenues and Certain Expenses of
                          the Eaton and Lauth Portfolio
                      For the Year Ended December 31, 1997

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Properties Acquired -- The accompanying combined statement of revenues and certain expenses includes the operations (see "Basis of Presentation" below) of the Eaton and Lauth Portfolio acquired by the Company from an unaffiliated third party.

Property                         City               State           Type

Crosspoint Four                  Fishers            IN              Office
Meridian Park                    Carmel             IN              Office
The Osram Building               Westfield          IN              Office
Cross Creek Retail Centre        Indianapolis       IN              Retail
Geist Retail Centre              Indianapolis       IN              Retail
Woodfield Centre                 Indianapolis       IN              Retail
Broad Ripple Retail Centre       Indianapolis       IN              Retail
Crosscreek Apartments            Indianapolis       IN              Multi-family
Harcourt Club Apartments         Indianapolis       IN              Multi-family
Island Club Apartments           Indianapolis       IN              Multi-family


Basis of Presentation -- The accompanying combined statement of revenues and certain expenses is not intended to be a complete presentation of the actual operations of the Eaton and Lauth Portfolio for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Eaton and Lauth Portfolio; however, the Company is not aware of any material factors relating to the Eaton and Lauth Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Eaton and Lauth Portfolio.

The Osram Building is a single tenant building under a triple net leasing arrangement for which the tenant is responsible for the payment of all operating expenses. The accompanying combined statement of revenues and certain expenses excludes these operating expenses which are paid directly by the tenant and the corresponding revenues which otherwise would have been received from the tenant as expense reimbursements.

This combined financial statement has been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. LEASING ACTIVITY

The minimum future rental revenues from leases in effect as of January 1, 1998 are as follows (in thousands):

            Year                                  Amount

            1998                               $   3,906
            1999                                   3,497
            2000                                   2,636
            2001                                   1,584
            2002                                   1,080
            Thereafter                             2,329

                               Total           $  15,032

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $787 for the year ended December 31, 1997. Certain leases contain lessee renewal options.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

We have audited the accompanying combined statement of revenues and certain expenses of the BGK Portfolio, as defined in Note 1, for the year ended December 31, 1997. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this combined financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the BGK Portfolio.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the BGK Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                  ARTHUR ANDERSEN LLP




San Francisco, California
May 12, 1998

                      GLENBOROUGH REALTY TRUST INCORPORATED


             Combined Statement of Revenues and Certain Expenses of
                                the BGK Portfolio
                      For the Year Ended December 31, 1997
                                 (In Thousands)




REVENUES                                             $        6,016

CERTAIN EXPENSES:
     Operating                                                1,405
     Real estate taxes                                          673
                                                       -------------
                                                              2,078
                                                       -------------
REVENUES IN EXCESS OF CERTAIN
     EXPENSES                                        $        3,938
                                                       =============









         The accompanying notes are an integral part of this statement.

                      GLENBOROUGH REALTY TRUST INCORPORATED

         Notes to Combined Statement of Revenues and Certain Expenses of
                                the BGK Portfolio
                      For the Year Ended December 31, 1997

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Properties Acquired -- The accompanying combined statement of revenues and certain expenses includes the operations (see "Basis of Presentation" below) of the BGK Portfolio acquired by the Company from an unaffiliated third party. The Forest Street Business Center was acquired by the seller on July 28, 1997. Therefore, the accompanying combined statement of revenues and certain expenses only includes operations for this property since the date of acquisition.

Property                          City               State           Type

Bronx Park I                      Marlborough        MA              Office
The Hartwood Building             Lexington          MA              Office
Blue Ridge Office Building        Braintree          MA              Office
Leawood Office Building           Leawood            KS              Office
Canton Business Center            Canton             MA              Office/Flex
Flanders Industrial Park          Westborough        MA              Industrial
Forest Street Business Center     Marlborough        MA              Industrial

Basis of Presentation -- The accompanying combined statement of revenues and certain expenses is not intended to be a complete presentation of the actual operations of the BGK Portfolio for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the BGK Portfolio; however, the Company is not aware of any material factors relating to the BGK Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the BGK Portfolio.

This combined financial statement has been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                      GLENBOROUGH REALTY TRUST INCORPORATED

         Notes to Combined Statement of Revenues and Certain Expenses of
                                the BGK Portfolio
                      For the Year Ended December 31, 1997


2. LEASING ACTIVITY

The minimum future rental revenues from leases in effect as of January 1, 1998 are as follows (in thousands):

              Year                                      Amount

              1998                                $      5,608
              1999                                       4,870
              2000                                       3,925
              2001                                       3,237
              2002                                       2,548
              Thereafter                                 4,002

                     Total                        $     24,190

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $664 for the year ended December 31, 1997. Certain leases contain lessee renewal options.

Pro Forma Financial Information


The following unaudited, pro forma consolidated balance sheet as of December 31, 1997 has been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof as described in footnote one and two to the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of December 31, 1997; (ii) the pending property acquisitions as described in footnote three to the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of December 31, 1997; (iii) the March 1998 offering of $150 million unsecured senior notes of the Operating Partnership ("the March 1998 Offering"), the January 1998 offering of 11,500,000 shares of Series A convertible preferred stock ("the January 1998 Offering"), and the application of the net proceeds therefrom; (iv) debt assumed and borrowings under a $150 million interim loan (''the Interim Loan'') and the Company's $250 million unsecured acquisition credit facility ("the Acquisition Credit Facility"); (v) repayment of certain mortgage loans, the Interim Loan and a portion of the borrowings on the Acquisition Credit Facility; and (vi) the sales of certain properties as described in footnote five to the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of December 31, 1997 and the use of these sales proceeds for the repayment of related mortgage debt and for the funding of certain property acquisitions as if each of such transactions had been completed on December 31, 1997.

The following unaudited, pro forma consolidated statement of operations for the year ended December 31, 1997 has been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described in footnote one and two of the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of December 31, 1997; (ii) the pending property acquisitions as described in footnote three to the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of December 31, 1997; (iii) the March 1998 Offering, the January 1998 Offering, the October 1997 Offering of 11,300,000 shares of common stock, the July 1997 offering of 6,980,000 shares of common stock, and the March 1997 offering of 3,500,000 shares of common stock and the application of the respective net proceeds therefrom; (iv) debt assumed and borrowings under the Interim Loan and the Acquisition Credit Facility; (v) the repayment of certain mortgage loans, the Company's previous $50 million line of credit, a $114 million interim unsecured loan, the Interim Loan and a portion of the borrowings on the Acquisition Credit Facility; (vi) the sale of certain properties in 1997 and 1998, and use of sale proceeds for the repayment of related mortgage debt and the funding of certain property acquisitions; (vii) the collection on the Hovpark mortgage loan receivable; and (viii) the sale of various properties held by the partnerships managed by the Associated Companies to the Company and to third parties, as if each of such transactions had been completed on January 1, 1997.

These unaudited, pro forma consolidated financial statements should be read in conjunction with the financial statements and related notes of the Company included herein and in the Company's reports filed under the Exchange Act. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results of which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations, or cash flows for future periods.

                                      GLENBOROUGH REALTY TRUST INCORPORATED

                                       Pro Forma Consolidated Balance Sheet
                                             as of December 31, 1997
                                        (Unaudited, Dollars in Thousands)


                                                  COMPLETED     PENDING      REPAYMENT       OTHER
                                                  TRANSAC-     ACQUISI-         OF          ADJUST-
                               HISTORICAL(1)      TIONS(2)     TIONS(3)       DEBT(4)      MENTS(5)    PRO FORMA
ASSETS
  Rental property, net....       $813,818         $596,810    $   66,320     $     --      $(29,789)  $1,447,159
  Investments in Associated
    Companies.............         10,948               --            --           --            --       10,948
  Mortgage loans receivable, net    3,692               --            --           --            --        3,692
  Cash and cash equivalents        16,470          114,938           420     (150,000)       19,172        1,000
  Other assets............         20,846            1,825            --           --            --       22,671
   Total Assets.....             $865,774         $713,573    $   66,740    $(150,000)    $ (10,617)  $1,485,470
LIABILITIES
Mortgage loans............       $148,139        $ 137,754    $       --    $      --     $ (12,874)  $  273,019
Interim Loan..............             --          150,000            --     (150,000)           --           --
Unsecured senior notes                 --          149,756            --           --            --      149,756
Acquisition Credit Facility        80,160          (17,242)       61,091           --            --      124,009
Other liabilities.........         11,091            1,850           420           --            --       13,361
   Total Liabilities              239,390          422,118        61,511     (150,000)      (12,874)     560,145
MINORITY INTEREST.........         46,261           12,786         4,183           --            --       63,230
STOCKHOLDERS' EQUITY
  Common stock............             31               --            --           --            --           31
  Series A Preferred Stock             --          275,500            --           --            --      275,500
  Additional paid-in capital      592,739            3,169         1,046           --            --      596,954
  Deferred compensation...           (210)              --            --           --            --         (210)
  Retained earnings (deficit)     (12,437)              --            --           --         2,257      (10,180)
   Total Equity.....              580,123          278,669         1,046           --         2,257      862,095
   Total Liabilities
     and Stockholders' Equity    $865,774         $713,573    $   66,740    $(150,000)     $(10,617)  $1,485,470

                      GLENBOROUGH REALTY TRUST INCORPORATED

                       Notes and Adjustments to Pro Forma
                           Consolidated Balance Sheet
                            As of December 31, 1997
                                  (Unaudited)

1. Reflects the historical consolidated balance sheet of the Company as of December 31, 1997, which includes the acquisitions of the following properties and property portfolios during the year ended December 31, 1997:


                                  PURCHASE PRICE
PROPERTY                            (IN 000'S)                   DATE ACQUIRED

Marion Bass Portfolio              $   58,300                  December 31, 1997
Opus Portfolio                         26,900                  December 22, 1997
Thousand Oaks                          51,300                  December 13, 1997
Bryant Lake                             9,400                   November 4, 1997
Copley Properties                      63,700                   October 24, 1997
Citibank Park Property                 23,300                 September 30, 1997
Advance Properties                    103,000                 September 12, 1997
T. Rowe Price Properties              146,800                 September 12, 1997
Centerstone Property                   30,400                       July 1, 1997
CRI Properties                         14,800                      June 18, 1997
CIGNA Properties                       45,400                     April 29, 1997
E&L Properties                         22,200                     April 18, 1997
Riverview Property                     20,500                     April 14, 1997
Lennar Properties                      23,200                      April 8, 1997
Scottsdale Hotel                       12,100                  February 28, 1997

Marion Bass Portfolio. In December 1997, the Company acquired the Marion Bass Portfolio aggregating 1,385 units from 14 limited partnerships each of whose general partner is Marion Bass Real Estate Group. The total acquisition cost, including capitalized costs, was approximately $58.3 million, comprising $23.5 million of assumed debt and the balance in cash, including cash from borrowings under the Acquisition Credit Facility. Of the 10 Marion Bass Portfolio Properties, six are located in Charlotte, North Carolina, two are in Monroe, North Carolina, one is in Raleigh, North Carolina and one is in Pineville, North Carolina.

Opus Portfolio. In December 1997, the Company acquired the Opus Portfolio aggregating 289,874 square feet from four limited liability companies affiliated with Opus Properties, LLC. The total acquisition cost, including capitalized costs, was approximately $27.9 million, all of which was paid in cash, including cash from borrowings under the Acquisition Credit Facility. Four of the Opus Portfolio Properties are located in or near Tampa, Florida, and one is located in Denver, Colorado.

                      GLENBOROUGH REALTY TRUST INCORPORATED
                       Notes and Adjustments to Pro Forma
                     Consolidated Balance Sheet (Continued)
                             As of December 31, 1997
                                   (Unaudited)

Thousand Oaks. In December 1997, the Company acquired Thousand Oaks, an office complex consisting of three office buildings, aggregating 418,457 square feet. The total acquisition cost, including capitalized costs, was approximately $51.3 million, which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility. The Thousand Oaks property includes 10 acres suitable for the development of 182,000 square feet of office space. Thousand Oaks is located in Memphis, Tennessee.

Bryant Lake. In November 1997, the Company acquired Bryant Lake, a 171,789 square foot office/flex building in Eden Prairie, Minnesota from Outlook Income Fund 9, a limited partnership in which GC is managing general partner. Robert Batinovich is co-general partner of Outlook Income Fund 9 and holds an indirect economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. The price paid for Bryant Lake equaled 100% of the appraised value as determined by an independent appraiser. The total acquisition cost, including capitalized costs, was approximately $9.4 million, comprising approximately $4.6 million in the form of cash and the balance in the form of assumption of debt.

Copley Properties. In October 1997, the Company acquired the Copley Properties from six separate limited partnerships in which affiliates of AEW Capital Management, L.P. (successors in interest to one or more affiliates of Copley Advisors Inc.) serve as general partners. The total acquisition cost, including capitalized costs, was approximately $63.7 million, which was paid entirely in cash. The Copley Properties comprise 766,269 square feet of industrial space, with one property located in Tempe, Arizona, one in Anaheim, California, one in Columbia, Maryland and five in Las Vegas, Nevada.

Citibank Park. In September 1997, the Company acquired Citibank Park, a 147,978 square-foot office building in Las Vegas, Nevada. The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of: (i) approximately $1.66 million in the form of 61,222 partnership units in the Operating Partnership (based on an agreed per unit value of $27.156); and
(ii) the balance in cash.

Advance Properties. In September 1997, the Company acquired from a group of partnerships affiliated with The Advance Group, the Advance Properties, a portfolio of 10 Properties aggregating 755,006 square feet. The total acquisition cost, including capitalized costs, was approximately $103.0 million, which consisted of: (i) approximately $13.6 million in the form of 599,508 partnership units in the Operating Partnership (based on an agreed per unit value of $22.625); (ii) approximately $7.4 million in assumption of debt; and
(iii) the balance in cash. The Advance Properties consist of five office Properties and three office/flex Properties located in northern New Jersey and Maryland and two industrial Properties located in northern New Jersey. Concurrent with this acquisition, the Company entered into a joint venture with The

                      GLENBOROUGH REALTY TRUST INCORPORATED
                       Notes and Adjustments to Pro Forma
                     Consolidated Balance Sheet (Continued)
                             As of December 31, 1997
                                   (Unaudited)

Advance Group for the development of selected new projects. This joint venture owns 57 acres of land suitable for office and office/flex development of up to 560,000 square feet.

T. Rowe Price Properties. In September 1997, the Company acquired from five limited partnerships, two general partnerships and one private REIT, the T. Rowe Price Properties, a portfolio of 27 properties aggregating approximately 2,888,000 square feet. The total acquisition cost, including capitalized costs, was approximately $146.8 million, which was paid entirely in cash. The T. Rowe Price Properties consist of four office Properties, 12 office/flex Properties, eight industrial Properties and three retail Properties located in 12 states.

Centerstone Property. In July 1997, the Company acquired the Centerstone Property, an office property containing 157,579 square feet located in Irvine, California. The total acquisition cost, including capitalized costs, was approximately $30.4 million, which consisted of: (i) approximately $5.5 million in the form of 275,000 partnership units in the Operating Partnership (based on an agreed per unit value of $20.00); and (ii) the balance in cash.

CRI Properties. In June 1997, the Company acquired from Carlsberg Realty Inc. the CRI Properties, a portfolio of three Properties, aggregating approximately 245,600 square feet. The total acquisition cost, including capitalized costs, was approximately $14.8 million, which was paid entirely in cash. The CRI Properties consist of one office Property in California and one office/flex Property and one industrial Property in Arizona. The CRI Properties have been managed by GC since November 1996.

CIGNA Properties. In April 1997, the Company acquired from two partnerships formed and managed by affiliates of CIGNA the CIGNA Properties, a portfolio of six Properties, aggregating approximately 616,000 square feet and 224 multi-family units. The total acquisition cost, including capitalized costs, was approximately $45.4 million, which was paid entirely in cash. The CIGNA Properties consist of two office Properties, two office/flex Properties, a shopping center and a multi-family Property, and are located in four states.

E&L Properties. In April 1997, the Company acquired from seven partnerships and their general partner, a Southern California syndicator, the E&L Properties, a portfolio of 11 Properties, aggregating approximately 523,000 square feet, together with associated management interests. The total acquisition cost, including capitalized costs, was approximately $22.2 million, which consisted of: (i) approximately $12.8 million of mortgage debt assumed; (ii) approximately $6.7 million in the form of 352,197 partnership units in the Operating Partnership (based on an agreed per unit value of $19.075); (iii) approximately $633,000 in the form of approximately 33,198 shares of common stock (based on an agreed per share value of $19.075), and (iv) the balance in cash. The E&L Properties consist of one office Property, nine office/flex Properties and one industrial Property, all located in Southern California.

Riverview Property. In April 1997, the Company acquired from a private seller the Riverview Property, a 15-story office property containing 227,129 square feet located in Bloomington,

                      GLENBOROUGH REALTY TRUST INCORPORATED
                       Notes and Adjustments to Pro Forma
                     Consolidated Balance Sheet (Continued)
                             As of December 31, 1997
                                   (Unaudited)

Minnesota.   The  total  acquisition  cost,  including  capitalized  costs,  was approximately $20.5 million, which was paid entirely in cash.

Lennar Properties. In April 1997, the Company acquired from two limited partnerships and one limited liability company managed by affiliates of Lennar Partners the Lennar Properties, a portfolio of three Properties, aggregating approximately 282,000 square feet. The total acquisition cost, including capitalized costs, was approximately $23.2 million, which was paid entirely in cash. The Lennar Properties consist of one office Property located in Virginia and one office/flex Property and one industrial Property, each located in Massachusetts.

Scottsdale Hotel. In February 1997, the Company acquired the Scottsdale Hotel, a 163-suite hotel Property, which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The Scottsdale Hotel and four of the Company's other hotel Properties are marketed as Country Suites by Carlson.

Also reflects the sale of the six Atlanta Auto Care Center Properties and the ten QuikTrip Properties for an aggregate sales price of approximately $13.1 million.

2. Reflects the completed acquisitions of the following properties and property portfolios:

                                  PURCHASE PRICE
                                     (IN 000'S)              DATE ACQUIRED
Eaton and Lauth Portfolio I        $      70,000             April 22, 1998
BGK Portfolio                             50,200             March 27, 1998
400 El Camino Real                        34,700             March 6, 1998
Capitol Center                            12,300             February 27, 1998
Windsor Portfolio                        429,600             January 8, 1998

Eaton and Lauth Portfolio I. In April 1998, the Company acquired the Eaton & Lauth Portfolio (redefined as the "Eaton & Lauth Portfolio I" herein), a portfolio of three office properties and four retail properties aggregating 417,745 square feet and three multi-family properties containing 670 units from a number of partnerships in which affiliates of Eaton & Lauth serve as general partners. The total acquisition cost, including capitalized costs, was approximately $70 million, comprising: (i) approximately $32.0 million of net assumed debt; (ii) approximately $15.9 million of equity which consists of : (a) approximately $3.2 million in the form of 126,764 shares of Common Stock of the Company (based on an agreed per share value of $25.00); and (b) approximately $12.7 million in the form of 506,788 partnership units in the Operating Partnership (based on an agreed per unit value of $25.00); and (iii) the balance in cash. The cash portion was financed through advances under the Acquisition Credit Facility. The Eaton and Lauth Portfolio I properties are located in Indiana.

                      GLENBOROUGH REALTY TRUST INCORPORATED
                       Notes and Adjustments to Pro Forma
                     Consolidated Balance Sheet (Continued)
                             As of December 31, 1997
                                   (Unaudited)

BGK Portfolio. In March 1998, the Company acquired the BGK Portfolio, a portfolio of seven properties from BGK Development. The BGK Portfolio properties aggregate 515,445 net rentable square feet, located in Boston, Massachusetts and Kansas City, Kansas, and consist of four office properties, two industrial properties and one office/flex property. The total acquisition cost, including capitalized costs, was approximately $50.2 million, comprised of: (i) approximately $13.3 million in assumption of debt; and (ii) the balance in cash, including cash from borrowings under the Acquisition Credit Facility.

400 El Camino Real. In March 1998, the Company acquired the 400 El Camino Real property, containing 139,109 square feet, which currently houses the Operating Partnership's corporate headquarters from Prudential Insurance Company of America. The 400 El Camino Real property includes a contiguous parking garage. The total acquisition cost, including capitalized costs, was approximately $34.7 million, which was paid in cash, including cash from borrowings on the Acquisition Credit Facility.

Capitol Center. In February 1998, the Company acquired Capitol Center, a 161,468 square foot office complex located in Des Moines, Iowa. The total acquisition cost, including capitalized costs, was approximately $12.3 million, comprising:
(i) approximately $116,000 in the form of 3,874 partnership units in the Operating Partnership (based on an agreed per unit value of $30.00); and (ii) the balance in cash.

Windsor Portfolio. In January 1998, the Company acquired the Windsor Portfolio from Windsor Realty Fund II, L.P., of which Windsor Advisor, LLC is the general partner and DuPont Pension Fund Investments and Gid/S&S Limited Partnership are limited partners, and other entities affiliated with Windsor Realty Fund II, L.P. The Windsor Portfolio properties aggregate 3,383,240 net rentable square feet, located in the eastern and mid-western United States and are concentrated in suburban Washington, D.C., Chicago, Atlanta, Boston, Philadelphia, Tampa, Florida and Cary, North Carolina. The total acquisition cost, including capitalized costs, was approximately $429.6 million, comprised of: (i) approximately $160.5 million in assumption of debt and (ii) the balance in cash, including cash from borrowings under the Interim Loan and the Acquisition Credit Facility.

These acquisitions were funded with approximately $69.1 million of the net proceeds from the October 1997 Offering and the January 1998 Offering, assumption of approximately $205.8 million of mortgage debt, approximately $150.0 million from the proceeds of the Interim Loan, approximately $156.0 million from borrowings under the Acquisition Credit Facility, the issuance of 3,874 Operating Partnership units with an aggregate approximate value of $116,000 (based on an agreed per unit value of $30.00), the issuance of 506,788 Operating Partnership units with an aggregate approximate value of $12.7 million (based on an agreed per unit value of $25.00) and the issuance of 126,764 shares of common stock with an aggregate approximate value of $3.2 million (based on an agreed per share value of $25.00). The assumed mortgages bear interest at rates of 7.25% to 9.25% and mature between 2001 and 2007 . The Acquisition

                      GLENBOROUGH REALTY TRUST INCORPORATED
                       Notes and Adjustments to Pro Forma
                     Consolidated Balance Sheet (Continued)
                             As of December 31, 1997
                                   (Unaudited)

Credit Facility bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.788% for the year ended December 31, 1997) and has a term of three years with an option to extend the term for 10 additional years.

The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.438% for the year ended December 31, 1997) and has a term of three months with an option to extend the term for three additional months. In connection with obtaining the Interim Loan, the Company paid fees of $300,000, which are shown as a reduction of cash and an increase in other assets.

Tenant  security   deposits  of  approximately   $1,850,000   related  to  these
acquisitions are reflected as cash and other liabilities.

Also reflects approximately $275.5 million of net proceeds from the January 1998 Offering, the repayment of $68.0 million of certain mortgage debt and the repayment of approximately $173.2 million of borrowings on the Acquisition Credit Facility.

Also reflects the net proceeds from the March 1998 Offering of $150.0 million of unsecured senior notes of the Operating Partnership, net of the discount of approximately $244,000 and costs of the Offering of approximately $1.5 million.

3. Reflects the pending acquisitions of the following properties and property portfolios:

                                                        PURCHASE
                                                         PRICE
                                                       (IN 000'S)

Eaton & Lauth Portfolio II                             $  22,800
Pru-Bache Portfolio                                       43,500

Eaton & Lauth Portfolio II. The Company is negotiating the terms of an agreement to acquire the Eaton & Lauth Portfolio II from a number of partnerships in which affiliates of Eaton & Lauth serve as general partners. The total acquisition cost, including capitalized costs, is expected to be approximately $22.8 million, comprising: (i) approximately $5.2 million of equity which will consist of: (a) approximately $1.0 million in the form of 41,829 shares of common stock (based on a negotiated per share value of $25.00); and (b) approximately $4.2 million in the form of 167,317 operating partnership units in the Operating Partnership (based on a negotiated per unit value of $25.00); and (ii) the balance in cash from borrowings under the Acquisition Credit Facility. The Eaton & Lauth Portfolio II properties are located in the Indianapolis, Indiana area. This acquisition is subject to a number of contingencies including the negotiation of terms of a definitive agreement, the approval of the assumption of loans, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this transaction will be completed.

                      GLENBOROUGH REALTY TRUST INCORPORATED
                       Notes and Adjustments to Pro Forma
                     Consolidated Balance Sheet (Continued)
                             As of December 31, 1997
                                   (Unaudited)

Pru-Bache Portfolio. The Company has entered into a definitive agreement to acquire all of the real estate assets of Prudential-Bache/Equitec Real Estate Partnership, a California limited partnership in which the managing general partner is Prudential-Bache Properties, Inc., and in which Glenborough Corporation and Robert Batinovich, the Company's Chairman and Chief Executive Officer, have served as co-general partners since March of 1994, but do not hold a material equity or economic interest. The total acquisition cost, including capitalized costs, is expected to be approximately $43.5 million, which is to be paid entirely in cash, including cash from borrowings on the Acquisition Credit Facility. The Pru-Bache Portfolio comprises four office buildings aggregating 405,825 square feet and one office/flex property containing 121,645 square feet. This acquisition is subject to a number of contingencies including approval of the acquisition by a majority vote of the limited partners of Prudential-Bache/Equitec Real Estate Partnership, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this acquisition will be completed.

These acquisitions are expected to be funded with approximately $61.1 million of borrowings on the Acquisition Credit Facility, the issuance of approximately 167,300 Operating Partnership units with an aggregate approximate value of $4.2 million (based on a negotiated per unit value of $25.00), and the issuance of approximately 41,800 shares of common stock with an aggregate approximate value of $1.0 million (based on a negotiated per share value of $25.00).

Tenant security deposits of approximately $420,000 related to these acquisitions are reflected as an increase in cash and other liabilities.

4. Reflects the full repayment of the Interim Loan with the use of proceeds from the March 1998 Offering and working capital.

5. Reflects the sale of the Summer Breeze property, the Belshaw property, the SkyPark property, the San Dimas property and the Sandhill property. Excludes the sale of the Shannon Crossing property which is not expected to occur until late in calendar 1998.



                                        GLENBOROUGH REALTY TRUST INCORPORATED

                                    Pro Forma Consolidated Statement of Operations
                                         For the Year Ended December 31, 1997
                                 (Unaudited, Dollars in Thousands, Except Share Data)


                                                               COMPLETED     PENDING       DEBT         OTHER
                                                                TRANS-      ACQUISI-      TRANS-       ADJUST-
                                            HISTORICAL(1)     ACTIONS(2)    TIONS(3)    ACTIONS(4)    MENTS(5)     PRO FORMA
       REVENUES
       Rental revenue...................     $   61,393        $132,392     $  9,073      $    --      $(2,144)  $   200,714
       Equity in earnings of Associated
         Companies......................          2,743              --           --           --          118         2,861
       Fees, interest and other income..          2,521              --           --           --          (50)        2,471
                 Total revenue..........         66,657         132,392        9,073           --       (2,076)      206,046
       OPERATING EXPENSES
       Operating expenses...............         18,958          46,385        2,971           --         (577)       67,737
       General and administrative.......          3,319           1,269          170           --           --         4,758
       Depreciation and amortization....         14,873          24,839        1,456           --         (433)       40,735
       Interest expense.................          9,668          38,365        4,147      (10,714)        (600)       40,866
                 Total operating
                   expenses.............         46,818         110,858        8,744      (10,714)      (1,610)      154,096
       Income from operations before
         minority interests.............         19,839          21,534          329       10,714         (466)       51,950
       Minority interest................         (1,119)             --           --           --         (613)       (1,732)
       Net income (6)...................     $   18,720         $21,534     $    329      $10,714      $(1,079)  $    50,218
       Preferred dividends..............             --              --           --           --      (22,281)      (22,281)
       Net income allocable to common
         shareholders...................     $   18,720         $21,534     $    329      $10,714     $(23,360)  $    27,937
       Basic earnings per common
         share..........................      $    1.04                                                          $      0.88
       Basic weighted average
         common shares outstanding......     17,982,817                                                           31,715,849
       Diluted earnings per common
         share (7)                            $    1.02                                                          $      0.84
       Diluted weighted average common
         shares outstanding                  19,517,543                                                           35,219,056

                       Notes and Adjustments to Pro Forma
                      Consolidated Statements of Operations
                      For the Year Ended December 31, 1997
                        (Unaudited, Dollars in Thousands)


1. Reflects the historical consolidated operations of the Company for the year ended December 31, 1997, excluding the gains on the sale of property and the collection of a mortgage loan receivable totaling $1,491.

2.  Reflects the  historical  operations  of the Eaton & Lauth  Portfolio I, BGK
Portfolio, 400 El Camino Real, Capitol Center, and Windsor Portfolio, (collectively the "1998 Acquisitions") for the year ended December 31, 1997, as well as the historical operations of the Marion Bass Portfolio, Opus Portfolio, Thousand Oaks, Bryant Lake, Copley Properties, Citibank Park Property, Advance Properties, T. Rowe Price Properties, Centerstone Property, CRI Properties, CIGNA Properties, E&L Properties, Riverview Property, Lennar Properties and the Scottsdale Hotel (collectively, the "1997 Acquisitions") for the portion of 1997 prior to acquisition.

                                          YEAR ENDED DECEMBER 31, 1997
                                    (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                       EATON & LAUTH            BGK                400 EL             CAPITOL         WINDSOR
                        PORTFOLIO  I         PORTFOLIO           CAMINO REAL          CENTER         PORTFOLIO
    Revenues     ...    $   9,362           $    6,157          $     3,019         $    2,369      $   53,732
    Operating              (3,034)              (2,120)              (1,331)            (1,018)        (20,402)
    expenses..........  $   6,328           $    4,037          $     1,688         $    1,351      $   33,330


                                          YEAR ENDED DECEMBER 31, 1997
                                    (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                            1997             COMBINED
                        ACQUISITIONS           TOTAL
    Revenues..........  $   57,753          $  132,392
    Operating              (18,480)            (46,385)
    expenses..........  $   39,273          $   86,007

                       Notes and Adjustments to Pro Forma
                Consolidated Statements of Operations (Continued)
                      For the Year Ended December 31, 1997
                        (Unaudited, Dollars in Thousands)


The results of operations of the Opus Portfolio reflect the period from the date of completion to the end of the periods presented. All properties are single tenant buildings under triple net leasing arrangements for which the tenant is responsible for the payment of all operating expenses.

Also reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30 years on a straight-line basis and estimated general and administrative expenses related to these acquisitions.

Also reflects the estimated pro forma interest on the mortgage debt assumed in connection with the acquisition of the Eaton & Lauth Portfolio I, BGK Portfolio, Windsor Portfolio, Marion Bass Portfolio, Advance Properties, E&L Properties and Scottsdale Hotel, the Interim Loan and the pro forma advances under the Acquisition Credit Facility in connection with the various 1998 and 1997 completed property acquisitions. The estimated interest on the mortgage loans assumed is based upon an assumed weighted average rate of 7.75%. The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.788% for the year ended December 31, 1997). A 1/8% change in LIBOR would cause the interest expense on the outstanding pro forma balance of the Acquisition Credit Facility as of December 31, 1997 to change by $155 on an annualized basis. The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.438% for the year ended December 31, 1997.) The Interim Loan was repaid in full with the use of proceeds from the March 1998 Offering and working capital.

3. Reflects the historical operations of the Pending Acquisitions for the year ended December 31, 1997.

                                   YEAR ENDED DECEMBER 31, 1997

                               PRU-BACHE               EATON & LAUTH                   COMBINED
                               PORTFOLIO               PORTFOLIO II                      TOTAL
Revenues..........            $    7,138               $      1,935                   $    9,073
Operating expenses                (2,523)                      (448)                      (2,971)
                              $    4,615               $      1,487                   $    6,102

Also  reflects  estimated  annual   depreciation  and  amortization  based  upon
estimated useful lives of 30 years on a straight-line basis and estimated general and administrative expenses related to these acquisitions.

Also reflects the estimated interest on the advances under the Acquisition Credit Facility in connection with the acquisition of the Pending Acquisitions. The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.788% for the year ended December 31, 1997).

                       Notes and Adjustments to Pro Forma
                Consolidated Statements of Operations (Continued)
                      For the Year Ended December 31, 1997
                        (Unaudited, Dollars in Thousands)

4. Reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the repayment of the Company's previous line of credit, a $114,000 interim unsecured loan, certain mortgage debt, the Interim Loan and a portion of the Acquisition Credit Facility from proceeds from the March 1998 Offering, the January 1998 Offering and the October 1997 Offering. Also reflects the pro forma loan fee amortization expense and unused facility fees related to the Acquisition Credit Facility. Also reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the unsecured senior notes issued in the March 1998 Offering. These transactions result in a net decrease in interest expense consisting of the following:

                                                       Year Ended
                                                   December 31, 1997

Interest differential                              $          18,036
Interest on repayments                                       (29,535)
Amortization of new loan fees                                    703
Amortization of old loan fees                                   (105)
Unused Acquisition Credit Facility fees                          187
   Total                                           $         (10,714)

The unsecured senior notes bear interest at a fixed rate of 7.625% and have a term of seven years, unless previously redeemed.

The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.438% for the year ended December 31, 1997) and has a term of three months with an option to extend the term for three additional months.

The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.788% for the year ended December 31, 1997).

A $114,000 interim unsecured loan and the Company's previous line of credit have no net impact on pro forma interest expense as these loans were repaid in full with the use of proceeds from the October 1997 Offering.

The amortization of the new loan fees is based upon total estimated fees and costs of approximately $3,688 over the respective terms of the related Acquisition Credit Facility, the Interim Loan and the unsecured senior notes. The unused Acquisition Credit Facility fees are based upon 0.15% of the pro forma unused Acquisition Credit Facility capacity as of December 31, 1997 of approximately $124,009.

                       Notes and Adjustments to Pro Forma
                Consolidated Statements of Operations (Continued)
                      For the Year Ended December 31, 1997
                        (Unaudited, Dollars in Thousands)

5. Reflects the following adjustments:

                                                                YEAR ENDED
                                                             DECEMBER 31, 1997
Rental revenue
  Elimination of revenues of Sold Properties.........            $(2,144)

  Equity in earnings of the Associated Companies
    GHG
      Addition of the Scottsdale Hotel & San Antonio Hotels      $    77
      Disposition of properties from the managed portfolio           (27)
    GC
      Elimination of revenues related to sale of properties
        managed by the Associated Companies.............          (1,510)
      Elimination of expenses related to sale of properties
        managed by the Associated Companies.............           1,667
                                                                 --------
        Net decrease in income..........................             207
        Provision for income taxes.                                  (89)
                                                                 --------
  Net increase in equity in earnings to the Company.......       $   118
                                                                 ========
  Fees, interest and other income
    Reduction of interest due to collection of Hovpark note
      receivable at 8% per annum.........................            (50)
                                                                 --------
  Operating expenses
    Elimination of expenses of Sold Properties............       $  (603)
    Additional expenses of the E&L Properties.............            26
                                                                 --------
  Net decrease in operating expenses......................       $  (577)
                                                                 ========
  Depreciation and amortization
    Elimination of expenses of Sold Properties............       $  (433)
                                                                 ========
  Interest expense and loan fee amortization expense reduction due to repayment of mortgage debt from proceeds from
    Sold Properties.......................................       $  (600)
                                                                 ========

Excludes the effects of the sale of the Shannon Crossing Property which will not occur until late 1998.

6. The pro forma taxable income before dividends paid deduction for the Company for the year ended December 31, 1997 is calculated as follows:


                                                          YEAR ENDED
                                                       DECEMBER 31, 1997

Pro forma net income from operations.......                $ 50,218
Add: GAAP basis depreciation and amortization                40,735
Less: Tax basis depreciation and amortization               (28,332)
Other book-to-tax differences..............                  (1,200)
                                                           ---------
Pro forma taxable income...................                $ 61,421
                                                           =========

7. Diluted per share amount on a historical basis reflects the dilutive effects of outstanding stock options as of December 31, 1997 based upon the average price per common share for the period and the dilutive effects of the conversion of Operating Partnership units into common stock. Pro forma diluted per share amount for the same period assumes an average price per share of $30.00. The effect of the conversion of Series A preferred stock into common stock is anti-dilutive.

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation of our reports dated May 12, 1998 and May 15, 1998 included in this Form 8-K/A, Amendment No. 2, into the Company's previously filed Registration Statement File Nos. 333-40959 and 333-27677.



                                                /s/ ARTHUR ANDERSEN LLP
                                                ---------------------------
                                                ARTHUR ANDERSEN LLP

San Francisco, California
May 15, 1998